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                                                                   Exhibit 23.1

                    CONSENT OF CASTAING HUSSEY & LOLAN, LLC


   We hereby consent; (i) to the use of our name under the heading "Federal Income Tax Consequences" in IBERIA's registration statement on Form S-4 (the "Registration Statement") and, (ii) to the filing of our tax opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement for the registration of 1,152,528 shares of its common stock.


                                          /s/  Castaing Hussey & Lolan, LLC

New Iberia, Louisiana

December 31, 2002